EXHIBIT 10.1

AMENDMENT TO MASTER AGREEMENT AND ASSET PURCHASE AGREEMENT

This AMENDMENT, dated as of September 14, 2005, to the Master Agreement and Asset Purchase Agreement (this “Amendment”) is made as of the date hereof by and among LIFECOR, INC., a Pennsylvania corporation (“Lifecor”), ZOLL MEDICAL CORPORATION, a Massachusetts corporation (the “ZOLL”) and LC Acquisition Corporation (“LC”).

W I T N E S S E T H

WHEREAS, Lifecor, ZOLL and LC are parties to a Master Agreement (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”) dated March 29, 2004;

WHEREAS, Lifecor, ZOLL and LC are parties to an Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) dated March 29, 2004;

WHEREAS, in connection with certain funds being advanced by ZOLL to Lifecor, the parties hereto desire to make certain modifications to the Master Agreement and Purchase Agreement to provide that the exercise date of ZOLL’s option to purchase Lifecor shall be extended from October 15, 2005 to April 15, 2006 and to allow for the advancement of these funds;

WHEREAS, Section 7.8 of the Master Agreement provides that the Master Agreement may be amended by a writing duly executed by each of ZOLL, Lifecor and LC and Section 9.7 of the Purchase Agreement provides that the Asset Purchase Agreement may be amended by a writing duly executed by each of ZOLL, Lifecor and LC;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, including the concurrent extension of credit, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Agreement.

2. Section 5.1 of the Master Agreement is hereby amended by deleting the words “October 15, 2005” in the first sentence thereof and replacing them with the words “April 15, 2006”.

3. Section 5.4 of the Master Agreement shall be amended by deleting the words “October 16, 2005” in all three occurrences in subsection (c) of Section 5.4 and replacing them in each case with the words “April 16, 2006”.

4. Each of ZOLL, Lifecor and LC hereby confirm their agreement that all funds loaned to Lifecor by ZOLL (or one of its affiliates), including all amounts loaned to Lifecor by ZOLL under that certain credit agreement dated September 18, 2003, as assigned to ZOLL from Mark H. Wholey and amended from time to time (the “Credit Agreement”), shall be deemed to be “normal business obligations incurred in the ordinary course” as is used in Section 3.2(m) of the Master Agreement.

5. Schedule 1.2(a) of the Asset Purchase Agreement shall be amended to clarify that all amounts outstanding as of the Closing under the Credit Agreement, including the new funds loaned in connection with this Amendment, shall be assumed by ZOLL and LC in accordance with the Purchase Agreement.

6. Effectiveness. This Amendment shall become effective as of the date hereof.

7. Other Provisions. Except as amended hereby, the Master Agreement and all schedules, exhibits and other documents related thereto shall remain in full force and effect.

6. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LIFECOR, INC.

By:	/s/ Marshal W. Linder
Name:	Marshall W. Linder
Title:	President and Chief Operating Officer

ZOLL MEDICAL CORPORATION

By:	/s/ John P. Bergeron
Name:	John P. Bergeron
Title:	Vice President

LC ACQUISITION CORPORATION

By:	/s/ John P. Bergeron
Name:	John P. Bergeron
Title:	Vice President

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